UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2018  (May 21, 2018)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On Monday, May 21, 2018, we executed a new credit agreement with PNC, as administrative agent for our lenders. The $267 million credit agreement allows for a $147 million term loan and a $120 million revolver with a maturity of May 2022.  Our current debt is $206 million. The credit facility is collateralized by substantially all of the assets of Hallador Energy Company, with its restricted subsidiaries Sunrise Coal, LLC and Summit Terminal serving as guarantors.

The interest rate on the facility ranges from LIBOR plus 3.00% to LIBOR plus 4.50%, depending on our leverage ratio. We expect the interest rate to be LIBOR plus 4% for the remainder of 2018.

The maximum leverage ratio (total funded debt / trailing 12 months EBITDA) is as follows:

Fiscal Periods Ending	Ratio
June 30, 2018 through March 31, 2019	3.75X
June 30, 2019 and September 30, 2019	3.50X
December 31, 2019 through September 30, 2020	3.25X
December 31, 2020 through September 30, 2021	3.00X
December 31, 2021 and each fiscal quarter thereafter	2.75X

The debt service coverage ratio (trailing 12 months EBITDA / annual debt service) requires a minimum of 1.25X through the maturity of the credit facility.

Sunrise entered into swap agreements to fix the LIBOR component of the interest rate on 100% of the outstanding loan balances. We estimate the effective fixed rate to be approximately 6.5% over the life of the loan.

The credit agreement also imposes certain other customary restrictions and covenants as well as certain milestones we must meet in order to draw down the full amount, including a maximum annual capex of $30 million.  The term loan requires annual amortization during the four years, beginning June 2018, at 15%, 20%, 25%, 25%, with a balloon at maturity.

A copy of the credit agreement will be filed as an exhibit to our Form 10-Q for the quarter ended June 30, 2018.

Item 9.01   Exhibits

99.1	Press Release “Hallador Energy Secures New $267MM Credit Facility Through 2022” dated May 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	HALLADOR ENERGY COMPANY By: /s/LAWRENCE D. MARTIN Lawrence D. Martin, CFO